As filed with the Securities and Exchange Commission on August 22, 2022.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PREMIER, INC.

(Exact name of registrant as specified in its charter)

Delaware	35-2477140
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

13034 Ballantyne Corporate Place

Charlotte, NC 28277

(704) 357-0022

(Address of Principal Executive Offices) (Zip Code)

Premier, Inc. 2013 Equity Incentive Plan

(as amended and restated effective December 7, 2018)

(Full title of the plan)

David L. Klatsky

General Counsel

Premier, Inc.

13034 Ballantyne Corporate Place

Charlotte, NC 28277

(704) 357-0022

(Name, Address and Telephone Number, Including Area Code, of Agent For Service)

with copy to:

Heidi Steele, Esq.

McDermott Will & Emery LLP

444 West Lake Street, Suite 4000

Chicago, IL 60606-0029

(312) 984-3624

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(b) of the Securities Act.  ☐

EXPLANATORY NOTE

Premier, Inc. (the “Company”) has prepared this Registration Statement on Form S-8 pursuant to and in accordance with General Instruction E of Form S-8 to register 1,828,846 shares of its Class A common stock, $0.01 par value per share (the “Common Stock”) that were related to awards of restricted stock, restricted stock units, performance shares or stock options under the Premier, Inc. 2013 Equity Incentive Plan, as amended and restated effective December 7, 2018 (the “Plan”), but (i) for which the awards subsequently terminated by expiration, forfeiture, cancellation, or otherwise without the issuance of Common Stock, or for which Common Stock was forfeited, or for which Common Stock was withheld to satisfy tax withholding obligations and (ii) are available for issuance for future awards under the Plan, in each case in accordance with its terms. Pursuant to the Registration Statement on Form S-8 (File No. 333-229531) filed by the Company with the Securities and Exchange Commission (the “SEC”) on February 6, 2019 and the Registration Statement on Form S-8 (File No. 333-191484) filed by the Company with the SEC on October 1, 2013 (collectively, the “Prior Registration Statements”), the Company previously registered 3,500,000 and 11,260,783 shares of Common Stock for issuance under the Plan, respectively. The contents of the Prior Registration Statements are incorporated herein by reference pursuant to General Instruction E to Form S-8, to the extent not modified or superseded hereby or by any subsequently filed document that is incorporated by reference herein or therein.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by the Company (SEC File No. 1-36092) with the SEC pursuant to the Securities Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated by reference herein:

(a)	The Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2022;

(b)

The information specifically incorporated by reference into the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2021 from the Company’s Definitive Proxy Statement on Schedule 14A dated October 20, 2021;

(c)	The Company’s Quarterly Reports on Form 10-Q for the fiscal quarters ended September 30, 2021, December 31, 2021 and March 31, 2022;

(d)	The Company’s Current Reports on Form 8-K filed with the SEC on August 5, 2021, September 7, 2021, October 21, 2021, December 1, 2021, December 3, 2021, April 26, 2022, and August 4, 2022;

(e)

The description of the Company’s Common Stock contained in the Company’s registration statement on Form S-3 dated November 3, 2020, including any amendment thereto or report filed for the purpose of updating such description; and

(f)

All other reports filed with the SEC by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold.

To the extent that any information contained in any current or future Current Report on Form 8-K, or any exhibit thereto, was or is furnished to, rather than filed with, the Commission, such information or exhibit is specifically not incorporated by reference.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 8. Exhibits.

Exhibit Number	Description of Exhibit

4.1	Form of Class A common stock certificate (incorporated herein by reference to Exhibit 4.1 to Amendment No. 1 to the registration statement on Form S-1 (File No. 333-190828) filed with the SEC on September 16, 2013).

4.1.1	Description of Securities (incorporated herein by reference to Exhibit 4.1.1 of our Annual Report on Form 10-K filed on August 25, 2020).

5.1*	Opinion of McDermott, Will & Emery.

23.1*	Consent of Ernst & Young LLP pertaining to Premier, Inc.

23.2*	Consent of McDermott, Will & Emery (included as part of Exhibit 5.1).

24.1*	Power of Attorney (included as part of the signature pages to this registration statement).

99.1	Premier, Inc. 2013 Equity Incentive Plan, as amended and restated effective December 7, 2018 (incorporated herein by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on December 7, 2018).

107*	Calculation of Filing Fee Table

* Filed Herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, North Carolina, on the 22nd day of August, 2022.

PREMIER, INC.

By:	/s/ Michael J. Alkire
Name:	Michael J. Alkire
Title:	President and Chief Executive Officer

POWER OF ATTORNEY

Each of the undersigned executive officers and directors of Premier, Inc. hereby severally constitute and appoint each of Michael J. Alkire, Craig S. McKasson and David L. Klatsky as the attorneys-in-fact for the undersigned, in any and all capacities, with full power of substitution, to sign any and all pre- or post-effective amendments to this registration statement, and to file the same with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Michael J. Alkire Michael J. Alkire	President, Chief Executive Officer and Director (principal executive officer)	August 22, 2022

/s/ Craig S. McKasson Craig S. McKasson	Chief Administrative and Financial Officer and Senior Vice President (principal financial and accounting officer)	August 22, 2022

/s/ Helen M. Boudreau Helen M. Boudreau	Director	August 22, 2022

/s/ Jody R. Davids Jody R. Davids	Director	August 22, 2022

/s/ Peter S. Fine Peter S. Fine	Director	August 22, 2022

/s/ John T. Bigalke John T. Bigalke	Director	August 22, 2022

/s/ Marc D. Miller Marc D. Miller	Director	August 22, 2022

/s/ Marvin R. O’Quinn Marvin R. O’Quinn	Director	August 22, 2022

/s/ Terry D. Shaw Terry D. Shaw	Director	August 22, 2022

/s/ Richard J. Statuto Richard J. Statuto	Director	August 22, 2022

/s/ Ellen C. Wolf Ellen C. Wolf	Director	August 22, 2022